UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 21, 2015

TRANSOCEAN LTD.
(Exact name of registrant as specified in its charter)

Switzerland	000-53533	98-0599916
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

10 Chemin de Blandonnet 1214 Vernier, Geneva Switzerland	CH-1214
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: +41 (22) 930-9000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of
Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On April 21, 2015, Transocean Ltd. (the "Company") announced that Jeremy D. Thigpen has been named President and Chief Executive Officer effective April 22, 2015. Mr. Thigpen succeeds Mr. Ian Strachan who has served as the Company's Interim Chief Executive Officer since Mr. Steven Newman's departure on February 15, 2015.

Mr. Thigpen, age 40, most recently served as Senior Vice President and Chief Financial Officer for National Oilwell Varco ("NOV"), beginning in 2012. Prior to that role, Mr. Thigpen was President of NOV’s Downhole & Pumping Solutions business from 2007 until 2012 and from 2003 to 2007 served as President of NOV's Downhole Tools Group. Mr. Thigpen joined NOV in 1997 and, before being named President of Downhole Tools, served in various management and business development capacities, including Director of Business Development and Special Assistant to the Chairman. Mr. Thigpen earned a Bachelor of Arts, Economics and Managerial Studies from Rice University and completed the Program for Management Development at Harvard Business School.

A copy of the press release announcing the appointment of Mr. Thigpen is attached hereto as Exhibit 99.1 and incorporated herein by reference.

(e) On April 21, 2015, Mr. Thigpen entered into an employment agreement (the "Agreement") with Transocean Offshore Deepwater Drilling Inc., a wholly-owned indirect subsidiary of the Company, pursuant to which Mr. Thigpen will be employed as the Company's President and Chief Executive Officer, effective April 22, 21015. Pursuant to the terms of the Agreement, Mr. Thigpen will receive an initial gross base salary of $1,000,000 per year. Mr. Thigpen's 2015 annual cash bonus target under the Company's Performance Award and Cash Bonus Plan will be targeted at 120% of his annual salary earned in 2015, subject to the Company's performance relative to a set of pre-determined performance metrics and the discretion of the Company's Compensation Committee. Mr. Thigpen will also receive a replacement award in consideration of forfeited equity awards from his previous employment of: (i) $500,000 payable in cash within thirty days of his start date; and (ii) an equity award on his start date pursuant to the Long Term Incentive Plan of Transocean Ltd. (the "LTIP") in the form of time-vested restricted units ("Deferred Units") carrying a cash value of $2,500,000 (the "Replacement Equity Award"). The number of Deferred Units in the Replacement Equity Award will be determined by dividing $2,500,000 by the average 30 day closing price ending on the last trading day of the month prior to Mr. Thigpin's start date (the "Grant Value"), and will vest in three equal installments on the anniversary of his start date, subject to his continued employment. Additionally, Mr. Thigpen will be eligible to participate in the Company's 2015 LTIP and will receive a 2015 equity award pursuant to the LTIP in the form of Deferred Units with a cash value of $2,750,000, determined by dividing $2,750,000 by the Grant Value, and vesting in equal installments over three years; and an equity award pursuant to the LTIP in the form of contingent deferred units ("CDU's") with a cash value of $2,750,000 subject to vesting and performance terms equivalent to those currently in place for the 2015-2017 performance cycle. The number of CDU's will be determined by dividing $2,750,000 by the Grant Value. Mr. Thigpen will further receive normal relocation and expatriate allowances consistent with the Company's policy for U.S. national expatriate employees working in Switzerland.

The foregoing description of Mr. Thigpen's employment agreement is not complete and is qualified by reference to the complete agreement, which is attached hereto as Exhibit 10.1, and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits

(d)  Exhibits.

The exhibits to this report filed pursuant to item 9.01 is as follows:

Exhibit No.	Description

99.1	Press Release dated April 21, 2015
10.1	Employment Agreement between Transocean Offshore Deepwater Drilling Inc. and Jeremy D. Thigpen dated April 21, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 21, 2015	TRANSOCEAN LTD.

By: /s/ Jill S. Greene
Authorized Person

Index to Exhibits

Exhibit
Number	Description

99.1	Press Release dated April 21, 2015
10.1	Employment Agreement between Transocean Offshore Deepwater Drilling Inc. and Jeremy D. Thigpen dated April 21, 2015